UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2005

Veritas DGC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7427	76-0343152
(Commission File Number)	(I.R.S. Employer Identification No.)

10300 Town Park Drive
Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 351-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Employment Agreement

On November 7, 2005, Veritas DGC Inc. (the “Company”) entered into an employment agreement with Dennis S. Baldwin, who was named that same day as the Company’s Vice President, Corporate Controller.

The Company’s employment agreement with Mr. Baldwin continues until he reaches the age of 65, unless it is previously terminated by prior written notice of either party.  As of November 7, 2005, Mr. Baldwin is entitled to $170,000 as a minimum annual salary under his agreement.  In the event the Company terminates the agreement without cause or he terminates for “good reason” (as defined in the agreement), other than in connection with a change of control of the Company, Mr. Baldwin is entitled to payment under his employment agreement equal to one year’s annual base salary and payment equal to the amount payable for group insurance premiums under COBRA for a 12-month period.  Payment of these amounts will be made over a 12-month period unless the Company exercises its option to pay them in a lump sum.  If such a termination occurs, Mr. Baldwin will have a period of 90 days within which to exercise his vested options and he will forfeit all options and restricted stock not vested at the time of his termination.

In the event the Company terminates the employment agreement without cause or Mr. Baldwin terminates it for “good reason” within two years after a change of control of the Company, Mr. Baldwin is entitled to a lump sum payment under his employment agreement equal to two times the sum of his annual base salary and annual bonus.  In addition, all options to purchase the Company’s common stock granted to him will immediately become exercisable and all restrictions on restricted shares of the Company will immediately lapse.

Cash Incentive Program

Prior to his appointment as Vice President, Corporate Controller, Mr. Baldwin was chosen by the compensation committee of the Company’s board of directors (the “Compensation Committee”) to participate in the Company’s Global Management Incentive Plan (the “Plan”). Under the terms of the Plan, which is administered by the Compensation Committee, each participant is assigned a target incentive percentage that is a percentage of his or her annual base salary – Mr. Baldwin’s target percentage for fiscal year 2006 is 50%.  Mr. Baldwin is eligible to earn a percentage of his target incentive percentage as incentive compensation, not to exceed two times his annual target payout, if certain financial and individual goals are met.

Financial and individual goals under the Plan for fiscal year 2006 were set in October 2005.  Mr. Baldwin’s goals are as follows: 37.5% of any performance award is conditioned upon the Company attaining a specified threshold amount of profit before income taxes, 37.5% is conditioned upon the Company attaining a specified threshold amount of return on assets, and in order to earn the remaining 25% of the performance award, Mr. Baldwin must attain the discrete business goals set for him.

The Plan provides that each participant will be paid a partial performance award, if earned, based on the financial results of the first six months of the fiscal year. It is contemplated that the mid-year award will be made in March of each year. The mid-year payment is calculated by multiplying the target incentive percentage by 75% (the portion of the incentive associated with financial performance), multiplied by 50% multiplied by the percentage of the financial goal attained, not to exceed 100%. The mid-year payment will not take the achievement of individual goals into account—this has the practical effect of limiting the mid-year payment to 37.5% of the target payout.

Equity-based Incentive Award for Fiscal Year 2006

On October 13, 2005, the Compensation Committee approved a new method by which long-term equity-based incentive awards will be granted under the Company’s Share Incentive Plan to certain members of senior management of the Company, which, after his appointment as Vice President, Corporate Controller, includes Mr. Baldwin.

Under the new method, long term equity-based incentive awards were made effective October 17, 2005 (the “Valuation Date”) for the fiscal year ending July 31, 2006.  All awards granted have an aggregate value (the “Value Pool”), calculated on October 17, 2005, equal to .65% of the Company’s market capitalization plus an additional amount for expected award forfeitures.  Each participant’s award was valued based on a percentage share of the Value Pool (a participant’s “Grant Value”).  Both the Value Pool and the Grant Value assigned to each participant were determined by the Compensation Committee in consultation with its outside compensation consultant, and were based in part on the size of incentive awards made by similarly sized and situated companies.

On October 17, 2005, each participant, including Mr. Baldwin, was awarded 50% of his Grant Value in options to purchase the Company’s common stock and the right to earn an additional 50% of his Grant Value in restricted shares.  The terms of both portions of the award are described in more detail below.

On October 17, 2005, the Company granted Mr. Baldwin options to purchase 5,000 shares of the Company’s common stock.   The exercise price for each option is $31.94, the price of one share of the Company’s common stock as of the close of trading on the NYSE on October 14, 2005 (the “Share Price”).  The number of options granted was determined by dividing (a) 50% of the Grant Value by (b) 46% of the Share Price.  Each option has a term of five years.  One-third of the options granted are exercisable on October 17, 2006, one-third on October 17, 2007 and the remaining third on October 17, 2008.

Also on October 17, 2005, Mr. Baldwin was awarded the right to earn restricted shares of the Company.  The restricted shares will be granted, if earned, on the third business day following the Company’s public release of its earnings for the fiscal year ended July 31, 2006 (the “Restricted Stock Grant Date”).   The number of restricted shares then granted to Mr. Baldwin will be determined by dividing (i) the product of (A) 50% of his Grant Value and (B) the target percentage he actually earned for fiscal year 2006 under the Plan, by (ii) the closing price of one share of the Company’s common stock as of the close of trading on the NYSE on the last trading day before the Restricted Stock Grant Date.  Each share awarded will be restricted and subject to forfeiture for the period beginning on the Restricted Stock Grant Date and ending July 31, 2008.  In the event of his death or disability prior to the Restricted Stock Grant Date, unrestricted shares will be granted to Mr. Baldwin valued as of the date of such death or disability as if he had achieved 100% of his target under the Plan prorated for the number of actual months worked.  In the event of a change in control (as defined in the Plan) of the Company prior to the Restricted Stock Grant Date, 100% of the target award will be deemed earned with continued vesting based on the original schedule; and restrictions on all restricted shares will lapse immediately in the event of termination of the participant by the Company without cause or voluntary termination by Mr. Baldwin for “good reason.”  In the event of a change in control of the Company on or after the Restricted Stock Grant Date, restrictions on all restricted shares will lapse immediately in the event of termination of the participant by the Company without cause or voluntary termination by the participant for “good reason.”

For fiscal year 2006, the long term equity-based incentive awards made to Mr. Baldwin are set forth in the following table:

Name	Title	Grant Value (%)	Grant Value ($) (1)	Stock Options Granted (#) (2)	Restricted Share Value ($) (3)

Dennis S. Baldwin	Vice President, Corporate Controller	1.44	146,924	5,000	73,462

(1)	Total Pool Value = $10,207,085.
(2)

Each option has an exercise price of $31.94 per share, based on the closing price on the NYSE on October 14, 2005, and a five-year term. One-third of the options granted become exercisable on October 17 of each of the following years: 2006, 2007 and 2008.

(3)	Assumes achievement of 100% of Plan targets assigned.

Indemnity Agreement

On November 7, 2005, the Company entered into an indemnity agreement with Mr. Baldwin, in form similar to agreements the Company has with its directors and other officers, which provides, in general, that the Company will indemnify and hold Mr. Baldwin harmless under certain circumstances for his actions as an officer of the Company.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 7, 2005, the Company announced that its board of directors has appointed Vincent M. Thielen, age 45, as Vice President-Business Development, and Dennis S. Baldwin, age 44, as Vice President-Corporate Controller, effective November 7, 2005.

Prior to his appointment as vice president, business development, Mr. Thielen served as Vice President-Corporate Controller of the Company since September 2003. Before that time, he was employed by the Company for 4 years as Corporate Controller. Prior to that time, he served for eighteen years in various technical, operational and financial roles at Baker-Hughes Incorporated.

Mr. Baldwin joined the Company in June 2005 as Chief Financial Officer for the Company’s North America / South America region.  From April 2002 until joining the Company, Mr. Baldwin was employed by Universal Compression Holdings Inc., most recently as Corporate Controller and Principal Accounting Officer.  From 1989 through April 2002, he was employed by CEMEX/Southdown Inc. and its predecessor, Southdown, Inc., in a variety of financial and accounting roles.

The Company’s board of directors also named Mr. Baldwin Chief Accounting Officer of the Company and an executive officer, replacing Mr. Thielen in both roles.

A description of the material terms of the employment agreement between the Company and Mr. Baldwin is set forth in Item 1.01 of this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Veritas DGC Inc. and Dennis S. Baldwin

10.2	Form of Indemnity Agreement for directors and officers. (Exhibit 10.32 to Veritas DGC Inc.’s Form 10-K for the year ended July 31, 2004 is incorporated herein by reference.)

99.1	Press release issued November 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS DGC INC.

Date:	November 10, 2005	By:	/s/ LARRY L. WORDEN
		Name:	Larry L. Worden
		Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Veritas DGC Inc. and Dennis S. Baldwin

10.2	Form of Indemnity Agreement for directors and officers. (Exhibit 10.32 to Veritas DGC Inc.’s Form 10-K for the year ended July 31, 2004 is incorporated herein by reference.)

99.1	Press release issued November 7, 2005